Exhibit 10.2

FOURTH AMENDMENT TO CREDIT AGREEMENT AND INVESTMENT DOCUMENTS

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND INVESTMENT DOCUMENTS (this “Agreement”), dated as of November 5, 2020 (the “Fourth Amendment Effective Date”), is entered into among RECRO PHARMA, INC., a Pennsylvania corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto (including in their capacity as holders of the Warrants) and ATHYRIUM OPPORTUNITIES III ACQUISITION LP, as Administrative Agent (the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Credit Agreement, dated as of November 17, 2017 (as amended, restated, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement and certain other Investment Documents to provide for certain modifications of the terms as set forth below; and

WHEREAS, the Lenders and the Administrative Agent are willing to amend the Credit Agreement and other Investment Documents referred to herein, in each case, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments to Credit Agreement.

a.The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement and Investment Documents, dated as of the Fourth Amendment Effective Date, by and among the Loan Parties, the Lenders and the Administrative Agent.

“Fourth Amendment Effective Date” means November 5, 2020.

“Fourth Amendment Fee Letter” means that certain letter agreement, dated as of the Fourth Amendment Effective Date, by and among the Borrower and the Administrative Agent.

“PPP Loan” means the “Small Business Loan” obtained by the Borrower under the federal Paycheck Protection Program provided in Section 7(a) of the Small Business Act of 1953, as amended by the Coronavirus Aid, Relief, and Economic Security Act, in an original aggregate principal amount of $4,415,500 from PNC Bank, National Association pursuant to the terms of that certain Paycheck Protection Program Term Note, dated as of May 12, 2020, issued by the Borrower in favor of the PNC Bank, National Association.

b.The definition of “Agreement” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended or otherwise modified from time to time (including as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment).

c.The definition of “Consolidated CDMO EBITDA” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Consolidated CDMO EBITDA” means, for any period, for the CDMO Loan Parties on a consolidated basis, an amount equal to the total of: (a) Consolidated CDMO Net Income for such period plus (b) the following (without duplication), in each case (other than with respect to clause (b)(x)), to the extent deducted in calculating such Consolidated CDMO Net Income, all as determined in accordance with GAAP, (i) gross interest expense for such period in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, (ii) the provision for current and deferred federal, state, local and foreign income taxes paid or accrued for such period, (iii) depreciation and amortization expense for such period, (iv) unusual, infrequent or non-recurring losses, charges or expenses for such period (including without limitation any such losses, charges or expenses for such period resulting from the impact of the adoption by the CDMO Loan Parties of ASU 2014-09 for revenue recognition and similar timing impacts for the adoption of new accounting standards); provided, that, the aggregate amount added back to Consolidated CDMO EBITDA pursuant to this clause (b)(iv) for such period shall not exceed ten percent (10%) of Consolidated CDMO EBITDA (calculated prior to giving effect to the add backs permitted pursuant to this clause (b)(iv)) for such period, (v) non-cash charges (including, without limitation, stock-based compensation expense, contingent consideration expense and warrant mark-to-market adjustment expense (but excluding non-cash charges related to receivables)) for such period which do not represent a cash item in such period or any future period, (vi) any losses in such period resulting from any Disposition outside of the ordinary course of business, including any net loss from discontinued operations (and including, without limitation, any discontinued operations to the extent discontinued in connection with the Reorganization), (vii) all losses in such period with respect to foreign exchange transactions, (viii) solely with respect to the fiscal quarter ending on December 31, 2019, costs and expenses to the extent related to the Reorganization; provided, that, the aggregate amount added back to Consolidated CDMO EBITDA pursuant to this clause (b)(viii) for such quarter shall not exceed $5,000,000 and shall be supported by evidence of such costs and expenses reasonably satisfactory to the Administrative Agent and certified as true and correct by a Responsible Financial Officer of the Borrower, (ix) fees, costs and expenses of the CDMO Loan Parties incurred directly in connection with the Investment Documents (excluding, for the avoidance of doubt, any fees, costs and expenses incurred in connection with the Equity Interests of the Borrower (other than the Warrants) and any transactions with respect thereto); provided, that, the aggregate amount added back to Consolidated CDMO EBITDA pursuant to this clause (b)(ix) for any consecutive four fiscal quarter period of the Borrower shall not exceed $500,000; provided, further, that, the Borrower shall deliver a certificate executed by a Responsible Financial Officer of the Borrower providing evidence reasonably satisfactory to the Administrative Agent that all amounts added back pursuant to this clause (b)(ix) represent bona fide fees, costs and expenses of the CDMO Loan Parties that were actually incurred by the CDMO Loan Parties during such period, and (x) solely to the extent not already included in Consolidated CDMO Net Income, the principal amount of the PPP Loan that is permanently and irrevocably forgiven in such period in accordance with the terms of the PPP Loan and applicable Law; provided, that, without duplication in any other period, any such amount so forgiven after the end of such period but prior to the date on which the financial statements of the Borrower and its Subsidiaries are required to be delivered to the Administrative Agent for such period pursuant to Section 7.01(a) or (b), as applicable, shall be deemed to have been so forgiven during the period most recently ended (and not, for the avoidance of doubt, during the period in which such forgiveness actually occurred) for purposes of calculating the amount to be added back to Consolidated CDMO EBITDA pursuant to this clause (b)(x); provided, further, that, the aggregate amount added back to Consolidated CDMO EBITDA pursuant to this clause (b)(x) for all periods shall not exceed $3,316,000, and minus (c) the following (without duplication), in each case, to the extent included in calculating such Consolidated CDMO Net Income, all as determined in accordance with GAAP, (i) federal, state, local and foreign income tax credits for such period, (ii) all non-cash income or gains for such period, (iii) all gains for such period in connection with any Disposition outside of the ordinary course of business, including any gains from discontinued operations and (iv) all gains in such period with respect to foreign exchange transactions.  Notwithstanding the foregoing, for all purposes herein, Consolidated CDMO EBITDA for the fiscal quarter ending March 31, 2019 shall be deemed to be $11,610,000, and Consolidated CDMO EBITDA for the fiscal quarter ending June 30, 2019 shall be deemed to be $15,008,000.

d.Effective as of September 30, 2020, the definition of Consolidated Leverage Ratio in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date minus Unrestricted Cash of the Borrower and its Subsidiaries held in Deposit Accounts for which the Administrative Agent shall have received a Deposit Account Control Agreement as of such date to (b) Consolidated CDMO EBITDA for the period of the four fiscal quarters of the Borrower most recently ended.

e.The definition of “Funded Indebtedness” in Section 1.01 of the Credit Agreement is amended by adding the following sentence to the end of such definition:

For the avoidance of doubt, the outstanding principal amount of the PPP Loan shall not constitute “Funded Indebtedness” prior to January 1, 2022, after which such amount shall constitute “Funded Indebtedness” to the extent that it is not permanently and irrevocably forgiven prior to such date.

f.The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, each Note, the Fee Letter, the First Amendment Fee Letter, the Fourth Amendment Fee Letter, the Disclosure Letter, the Second Amendment Disclosure Letter, the Third Amendment Disclosure Letter, each Joinder Agreement, each Collateral Document and any other agreement, instrument or document designated by its terms as a “Loan Document”, excluding, for the avoidance of doubt, the Warrants.

g.The table in Section 2.05 of the Credit Agreement is amended and restated in its entirety to read as follows:

Payment Dates	Principal Amortization Payment
Fourth Amendment Effective Date	$9,000,000
March 31, 2022	$3,000,000
June 30, 2022	$3,000,000
September 30, 2022	$3,000,000
December 31, 2022	$3,000,000
Maturity Date	Outstanding Principal Balance of Loans

h.Section 2.07(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)Closing Fees and Amendment Fees.  The Borrower shall pay to the Administrative Agent and the Lenders the fees and original issue discount in the Fee Letter, the First Amendment Fee Letter and the Fourth Amendment Fee Letter, in the amounts and at the times specified in the Fee Letter, the First Amendment Fee Letter and the Fourth Amendment Fee Letter.  Such fees and original issue discount shall be fully earned when paid and shall be non-refundable for any reason whatsoever.  It is understood and agreed that the Administrative Agent and each Lender reserves the right to allocate, in whole or in part, to its Affiliates, the fees and original issue discount payable thereunder in such manner as the Administrative Agent, such Lenders and such Affiliates shall agree in their sole discretion.

i.Section 7.03(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)Promptly (and in any event, within three (3) Business Days after a Responsible Officer of any Loan Party obtains knowledge thereof) notify the Administrative Agent of the occurrence of any Default (including, for the avoidance of doubt, any Default that occurs as a result of a Responsible Officer of any Loan Party obtaining knowledge that, even if the full amount permitted to be added back pursuant to clause (b)(x) of the definition of “Consolidated CDMO EBITDA” were to be added back pursuant to such definition with respect to a particular period, the Loan Parties would not be in compliance with the financial covenant set forth in Section 8.16(b) for such period).

j.Section 8.16(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)Liquidity.  Permit Unrestricted Cash of the Loan Parties held in Deposit Accounts for which the Administrative Agent shall have received a Deposit Account Control Agreement on a consolidated basis to be less than: (i) during the period commencing on the Closing Date and continuing through and including the fiscal month ended September 30, 2020, $12,000,000 as of the end of any fiscal month of the Borrower, (ii) during the period commencing on October 1, 2020 and continuing through and including the fiscal month ended March 31, 2021, $10,000,000 as of the end of any fiscal month of the Borrower, and (iii) at all times thereafter, $12,000,000 as of the end of any fiscal month of the Borrower.

k.Effective as of September 30, 2020, Section 8.16(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

(b)Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than: (i) with respect to any fiscal quarter of the Borrower ending prior to September 30, 2020, 5.00:1.00, (ii) with respect to any fiscal quarter of the Borrower ending during the period commencing on September 30, 2020 and continuing through and including December 31, 2021, 5.60:1.00, and (iii) with respect to any fiscal quarter of the Borrower ending thereafter, 5.00:1.00.

l.Exhibit E to the Credit Agreement is amended and restated in its entirety to read as provided on Annex 1 hereto.

2.Amendment to Warrants. Each of the Warrants is amended by amending and restating the definition of “Exercise Price” appearing therein in its entirety to read as follows:

“Exercise Price” means $1.73, as adjusted from time to time pursuant to Section 5.

3.Conditions Precedent to Effectiveness.  This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)receipt by the Administrative Agent of counterparts of (i) this Agreement duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent, and (ii) the Fourth Amendment Fee Letter duly executed by the Borrower and the Administrative Agent;

(b)receipt by the Administrative Agent of satisfactory evidence that (i) the repayment of the Loans to be made on the Fourth Amendment Effective Date pursuant to Section 2.05 of the Credit Agreement shall have been made, together with all accrued and unpaid interest thereon, and (ii) the exit fee required by Section 2.07 of the Credit Agreement in connection with such repayment to be made on the Fourth Amendment Effective Date pursuant to Section 2.05 of the Credit Agreement shall have been paid to the Lenders, for their respective ratable accounts;

(c)receipt by the Administrative Agent and the Lenders of any and all other fees required to be paid on or prior to the Fourth Amendment Effective Date (including, for the avoidance of doubt, the fee set forth in the Fourth Amendment Fee Letter); and

(d)receipt by the Administrative Agent of all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent and all reasonable and documented out-of-pocket due diligence expenses of the Administrative Agent and the Lenders, in each case, incurred in connection with this Agreement and the transactions contemplated hereby and for which invoices have been issued (provided, that, the issuance of such invoices shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

4.Reaffirmation.  Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Investment Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Loans.  Furthermore, the Loan Parties acknowledge and confirm (i) that the Lenders have performed fully all of their obligations under the Credit Agreement and the other Investment Documents arising on or before the date hereof other than their respective obligations specifically set forth in this Agreement and (ii) that by entering into this Agreement, the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Credit Agreement or any of the other Investment Documents or any of their rights or remedies under such Investment Documents or any applicable law or any of the Obligations of the Loan Parties thereunder.

5.Release.  As a material part of the consideration for the Administrative Agent and the Lenders entering into this Agreement, the Loan Parties agree as follows (the “Release Provision”):

(a)The Administrative Agent, the Lenders, each of their respective Affiliates and each of the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Investment Documents, in each case arising on or prior to the Fourth Amendment Effective Date, except to the extent such actions, causes of action, claims, demands, damages and liabilities result from the gross negligence or willful misconduct of any of the Lender Group as determined by a court of competent jurisdiction in a final and nonappealable judgment; provided, however, that, the Loan Parties do not release, discharge or acquit the Lender Group from their respective obligations specifically set forth in this Agreement.

(b)Each Loan Party hereby acknowledges, represents and warrants to the Lender Group that:

(i)it has read and understands the effect of the Release Provision. Each Loan Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party with respect to the same.  Before execution of this Agreement, such Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)no Loan Party is acting in reliance on any representation, understanding, or agreement not expressly set forth herein or in the Credit Agreement or other Investment Documents.  Each Loan Party acknowledges that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)each Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv)the Loan Parties are the sole owners of the claims released by the Release Provision, and no Loan Party has heretofore conveyed or assigned any interest in any such claims to any other Person.

(c)Each Loan Party understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and the Lenders to enter into this Agreement.  The Release Provision shall be in addition to any rights, privileges and immunities granted to the Administrative Agent and the Lenders under the Investment Documents.

6.Miscellaneous.

(a)The Credit Agreement and the Obligations of the Loan Parties thereunder and under the other Investment Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended by this Agreement.  This Agreement is a Loan Document.

(b)Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its Obligations under the Investment Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its Obligations under the Credit Agreement or the other Investment Documents.

(c)The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

(i)each Loan Party has taken all necessary corporate, limited liability company or other organizational action to authorize the execution, delivery and performance of this Agreement.

(ii)this Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

(iii)no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement other than (A) those that have already been obtained and are in full force and effect and (B) those that may be required under any applicable notices under securities laws.

(iv)(A) the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Investment Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (B) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)Each of the Loan Parties hereby affirms the Liens created and granted in the Loan Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, and agrees that this Agreement does not adversely affect or impair such Liens and security interests in any manner.

(e)This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f)If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	RECRO PHARMA, INC.,
a Pennsylvania corporation

	By:	/s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Chief Financial Officer

GUARANTORS:	RECRO GAINESVILLE LLC,
a Massachusetts limited liability company

	By:	/s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Treasurer

RECRO GAINESVILLE DEVELOPMENT LLC,
A Delaware limited liability company

	By:	/s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Secretary and Treasurer

ADMINISTRATIVE AGENT:	ATHYRIUM OPPORTUNITIES III ACQUISITION LP,
a Delaware limited partnership

By: Athyrium Opportunities Associates III LP, its General Partner

By: Athyrium Opportunities Associates III GP LLC, the General Partner of Athyrium Opportunities Associates III LP

	By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

LENDERS:	ATHYRIUM OPPORTUNITIES III ACQUISITION LP,
a Delaware limited partnership

By: Athyrium Opportunities Associates III LP, its General Partner

By: Athyrium Opportunities Associates III GP LLC, the General Partner of Athyrium Opportunities Associates III LP

	By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership

By: Athyrium Opportunities Associates II LP, its General Partner

By: Athyrium GP Holdings LLC, the General Partner of Athyrium Opportunities Associates II LP

	By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

Annex 1

Exhibit E to Credit Agreement

(See attached)

Exhibit E

FORM OF Compliance Certificate

Financial Statement Date: __________, 20___ (the “Financial Statement Date”)

To:Athyrium Opportunities III Acquisition LP, as Administrative Agent

Re:

Credit Agreement dated as of November 17, 2017 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among Recro Pharma, Inc., a Pennsylvania corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Athyrium Opportunities III Acquisition LP, as Administrative Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Date:	__________, 20___

Ladies and Gentlemen:

The undersigned Responsible Financial Officer hereby certifies as of the date hereof that [he][she] is the _______________1 of the Borrower, and that, in [his][her] capacity as such, [he][she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year‑end financial statements:]

[1.Attached hereto as Schedule 1 are the year‑end consolidated audited and consolidating financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the Financial Statement Date, together with the report and opinion of an independent certified public accountant with respect to the consolidated financial statements, as required by such Section.  Such consolidating statements are fairly stated in all material respects when considered in relation to such consolidated financial statements.]

[Use following paragraph 1 for fiscal quarter‑end financial statements:]

[1.Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the Financial Statement Date.  Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.]

2.The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a reasonably detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all of its Obligations, and

[1]	Must be signed by chief executive officer, chief financial officer, chief accounting officer, treasurer or controller.

[select one:]

[to the knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.The analysis of the financial covenants set forth in Section 8.16 of the Credit Agreement and calculation of Consolidated Leverage Ratio, in each case, for the four fiscal quarter period ending as of the Financial Statement Date, set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

5.Set forth below is information regarding the amount of all Dispositions and Involuntary Dispositions, in each case, the Net Cash Proceeds of which, when taken together with the Net Cash Proceeds of all other Dispositions and Involuntary Dispositions in the applicable fiscal year, exceed $1,000,000, all Debt Issuances, all Extraordinary Receipts, the Net Cash Proceeds of which, when taken together with the Net Cash Proceeds of all other Extraordinary Receipts in the applicable fiscal year, exceed $1,000,000, and Acquisitions that occurred during the period covered by the financial statements attached hereto as Schedule 1: [__].

6.Attached hereto as Schedule 3 is (i) a list of (A) all applications with the United States Copyright Office or the United States Patent and Trademark Office by any Loan Party, if any, for Copyrights, Patents or Trademarks made since [the Closing Date] [the date of the prior Compliance Certificate], (B) all issuances of registrations or letters patent by the United States Copyright Office or the United States Patent and Trademark Office on existing applications by any Loan Party for Copyrights, Patents and Trademarks received since [the Closing Date] [the date of the prior Compliance Certificate], and (C) any license of Material Intellectual Property entered into by any Loan Party since [the Closing Date] [the date of the prior Compliance Certificate] and (ii) with respect to any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by the financial statements, such information with respect to such insurance coverage as is required to be included on Schedule 6.10 to the Credit Agreement.

7.Attached hereto as Schedule 4 is a written summary of material changes in GAAP and in the consistent application thereof, in each case made during the accounting period covered by the attached financial statements.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth above.

Recro Pharma, Inc.,

a Pennsylvania corporation

By:

Name:

Title:

Schedule 1

Schedule 2

1.Consolidated Leverage Ratio:	$____________
A.Consolidated Funded Indebtedness as of the Financial Statement Date[2]:

i. all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:

$____________
ii. all purchase money Indebtedness:	$____________

iii.the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by the Borrower or any of its Subsidiaries (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business):

$____________
iv.all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments:	$____________

v.all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and any Earn Out Obligations unless such Earn Out Obligations have not been paid after becoming due and payable):

$____________
vi.the Attributable Indebtedness of Capital Leases, Securitization Transactions and Synthetic Leases:	$____________

vii.all obligations of the Borrower and its Subsidiaries to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends:

$____________

viii. all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed:

$____________
ix.all Guarantees with respect to Funded Indebtedness of the	$____________

[2]

For the avoidance of doubt, the outstanding principal amount of the PPP Loan shall not constitute “Funded Indebtedness” prior to January 1, 2022, after which such amount shall constitute “Funded Indebtedness” to the extent that it is not permanently and irrevocably forgiven prior to such date.

types specified in lines (i) through (viii) above of another Person:

x.all Funded Indebtedness of the types referred to in lines (i) through (ix) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venture, except to the extent that Funded Indebtedness is expressly made non-recourse to such Person:

$____________
xi. Consolidated Funded Indebtedness as of the Financial Statement Date: [1.A.i + 1.A.ii +1.a.iii + 1.A.iv + 1.A.v + 1.A.vi + 1.A.vii + 1.A.viii + 1.A.ix + 1.A.x]	$____________
B. Unrestricted Cash of the Borrower and its Subsidiaries held in Deposit Accounts for which the Administrative Agent shall have received a Deposit Account Control Agreement as of such date	$____________
C.Consolidated CDMO EBITDA for the period of the four fiscal quarters most recently ended on the Financial Statement Date:
i. Consolidated CDMO Net Income for such period:	$____________

ii. gross interest expense for such period in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets (to the extent deducted in calculating Consolidated CDMO Net Income):

$____________
iii. the provision for current and deferred federal, state, local and foreign income taxes paid or accrued for such period (to the extent deducted in calculating Consolidated CDMO Net Income):	$____________
iv. depreciation and amortization expense for such period:	$____________

v. unusual, infrequent or non-recurring losses, charges or expenses for such period (including without limitation any such losses, charges or expenses for such period resulting from the impact of the adoption by the CDMO Loan Parties of ASU 2014-09 for revenue recognition and similar timing impacts for the adoption of new accounting standards) (to the extent deducted in calculating Consolidated CDMO Net Income):[3]

$____________
vi. non-cash charges (including, without limitation, stock-based	$____________

[3]

The aggregate amount added back to Consolidated CDMO EBITDA pursuant to Line C.v. for such period shall not exceed ten percent (10%) of Consolidated CDMO EBITDA (calculated prior to giving effect to the add backs permitted pursuant to this Line C.v. for such period).

compensation expense, contingent consideration expense and warrant mark-to-market adjustment expense (but excluding non-cash charges related to receivables)) for such period which do not represent a cash item in such period or any future period (to the extent deducted in calculating Consolidated CDMO Net Income):

$____________

vii. any losses in such period resulting from any Disposition outside of the ordinary course of business, including any net loss from discontinued operations (and including, without limitation, any discontinued operations to the extent discontinued in connection with the Reorganization) (to the extent deducted in calculating Consolidated CDMO Net Income):

$____________
viii. all losses in such period with respect to foreign exchange transactions (to the extent deducted in calculating Consolidated CDMO Net Income):	$____________
ix. solely with respect to the fiscal quarter ending on December 31, 2019, costs and expenses to the extent related to the Reorganization[4]:	$0

x. fees, costs and expenses of the CDMO Loan Parties incurred directly in connection with the Investment Documents (excluding, for the avoidance of doubt, any fees, costs and expenses incurred in connection with the Equity Interests of the Borrower (other than the Warrants) and any transactions with respect thereto); provided, that, the aggregate amount added back to Consolidated CDMO EBITDA pursuant to this Line 1.C.x for any consecutive four fiscal quarter period of the Borrower shall not exceed $500,000[5]:

$____________

xi. solely to the extent not already included in Consolidated CDMO Net Income, the principal amount of the PPP Loan that is permanently and irrevocably forgiven in such period in accordance with the terms of the PPP Loan and applicable Law; provided, that, without duplication in any other period, any such amount so forgiven after the end of such period but prior to the date on which the financial statements of the Borrower and its Subsidiaries are required to be delivered to the Administrative Agent for such period pursuant to Section 7.01(a) or (b) of the Credit Agreement, as applicable, shall be deemed to have been so forgiven during

$____________

[4]

The aggregate amount added back to Consolidated CDMO EBITDA pursuant to this Line 1.C.ix for such quarter shall not exceed $5,000,000 and shall be supported by evidence of such costs and expenses reasonably satisfactory to the Administrative Agent and certified as true and correct by a Responsible Financial Officer of the Borrower.

[5]

The Borrower shall deliver a certificate executed by a Responsible Financial Officer of the Borrower providing evidence reasonably satisfactory to the Administrative Agent that all amounts added back pursuant to this Line 1.C.x represent bona fide fees, costs and expenses of the CDMO Loan Parties that were actually incurred by the CDMO Loan Parties during such period.

the period most recently ended (and not, for the avoidance of doubt, during the period in which such forgiveness actually occurred) for purposes of calculating the amount to be added back to Consolidated CDMO EBITDA pursuant to this Line 1.C.xi; provided, further, that, the aggregate amount added back to Consolidated CDMO EBITDA pursuant to this Line 1.C.xi for all periods shall not exceed $3,316,000:

xii. federal, state, local and foreign income tax credits for such period (to the extent included in calculating Consolidated CDMO Net Income):	$____________
xiii. all non-cash income or gains for such period (to the extent included in calculating Consolidated CDMO Net Income):	$____________

xiv. all gains for such period in connection with any Disposition outside of the ordinary course of business, including any gains from discontinued operations (to the extent included in calculating Consolidated CDMO Net Income):

$____________
xv. all gains in such period with respect to foreign exchange transactions (to the extent included in calculating Consolidated CDMO Net Income):	$____________
xvi. Consolidated CDMO EBITDA for such period: [1.C.i + 1.C.ii +1.C.iii + 1.C.iv + 1.C.v + 1.C.vi + 1.C.vii + 1.C.viii + 1.C.ix + 1.C.x - 1.C.xi - 1.C.xii – 1.C.xiii – 1.C.xiv – 1.C.xv]	$____________
D. Consolidated Leverage Ratio [(1.A.xi – B) / 1.C.xvi]:	________:1.00
E. maximum Consolidated Leverage Ratio permitted by Section 8.16(b) of the Credit Agreement for such period:	[5.00:1:00][6] [5.60:1.00][7]
Compliance?	[Yes] [No]

[6]	With respect to any fiscal quarter of the Borrower ending prior to September 30, 2020 and any fiscal quarter of the Borrower ending after December 31, 2021.
[7]	With respect to any fiscal quarter of the Borrower ending during the period commencing on September 30, 2020 and continuing through and including December 31, 2021.

2.Liquidity:
A.Unrestricted Cash of the Loan Parties held in Deposit Accounts for which the Administrative Agent has received a Deposit Account Control Agreement:	$
B.amount required by Section 8.16(a) of the Credit Agreement:	[$12,000,000][8] [$10,000,000][9]
Compliance?	[Yes] [No]

[8]	During the period commencing on the Closing Date and continuing through and including the fiscal month ended September 30, 2020 and at all times after March 31, 2021.
[9]	During the period commencing on October 1, 2020 and continuing through and including the fiscal month ended March 31, 2021.

Schedule 3

Schedule 4